UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2014

Vansen Pharma Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33715	20-2881151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6955 N Durango Drive, Las Vegas NV	89149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 843-0456

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 10, 2013, we entered into a purchase and sale agreement between our company, 6708595 Canada Inc., a Canada corporation and Kazem Agharazi. Pursuant to the agreement we have agreed to purchase all of the issued and outstanding shares of 6708595 Canada and to purchase the right, title and interest to assets held by Canadian Health Empire a sole proprietorship for which Kazem Agharazi is the sole proprietor. The assets consist of 17 natural health products marketed under brands such as O2, Zincola, Omega-3 Super Krill Oil, Bone Guard and Ironex among others, for which we shall acquire the product registrations, trade marks, starting material inventory, manufacturing expertise, import/export permits and customer information required to continue to sell and market the products in various export markets.

Item 3.02 Unregistered Sales of Equity Securities

Effective March 13, 2014, we issued 110,000 shares of common stock in connection with the purchase and sale agreement to one non U.S. person (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 7.01 Regulation FD Disclosure

On March 17, 2014, we issued a news release with respect to the purchase and sale agreement.

Item 9.01 Financial Statements and Exhibits

10.1	Purchase and Sale Agreement dated as of March 10, 2014

99.1	News Release dated March 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANSEN PHARMA INC.

Date: March 18, 2014	By:	/s/ Ahmad Doroudian
Ahmad Doroudian
President and Director

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